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PROSPECTUS SUPPLEMENT                                 Filed Pursuant to Rule
                                                      424(b)(3) of the Rules and
(To Prospectus dated April 27, 2000)                  Regulations Under the
                                                      Securities Act of 1933

                                                      Registration Statement No.
                                                      333-56813



                              BRAND SERVICES, INC.

               14.5% Senior Exchangeable Preferred Stock Due 2008,
                            $0.01 par value per share

                          ----------------------------


RECENT DEVELOPMENTS


         On February 1, 2001 Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to Credit Suisse First Boston (USA), Inc. and Credit Suisse First Boston Corporation, respectively.




                          ----------------------------




         This Prospectus Supplement, together with the Prospectus, is to be used for Credit Suisse First Boston Corporation in connection with offers and sales of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Credit Suisse First Boston Corporation may act as principal or agent in such transactions.



February 1, 2001